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                                                                    Exhibit 23.4

       REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Stockholders of Lexar Media, Inc.

Our audits of the consolidated financial statements referred to in our report dated July 25, 2000, appearing in this Registration Statement on Form S-1 also included an audit of the consolidated financial statement schedule listed in
Item 16 of this Form S-1. In our opinion, this consolidated financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP

San Jose, California
April 28, 2000